American Petro-Hunter Announces Rooney Kansas Oil Project

SCOTTSDALE, AZ -- /MARKETWIRE/ -- June 23, 2009 – American Petro-Hunter, Inc. (OTCBB: AAPH) (“American Petro-Hunter” or the “Company”) is pleased to announce that the Company has executed an agreement to acquire a 50% Working Interest in the Rooney Project, the third in a series of Kansas oil projects added to the Company’s growing oil and gas project energy portfolio.

The “Rooney” Project is located in southwestern Ford County, Kansas 20 miles due south of Dodge City off US Highway 283. The acreage block presently contains 8 sections totaling 5,120 acres in T-29-S, R-24 & 25W Ford County.  The large contiguous acreage block represents the first land position acquired by the Company that management considers to be a “core” land holding that future development would provide the basis for the requisite BOE production necessary to meet intermediate and long term goals.

The Rooney Project is directly adjacent to the north edge of existing Morrow Sand oil and gas production. An analog well designated as 3-30-25W in the Morrow pool has cumulatively produced 344,448 Barrels of oil and 933,622 MCF gas. There are multiple wells within 2 miles of our acreage that have produced in the 35,000 to 40,000 barrel range from discrete sand channels.

It is these sand channels that the Company will be identifying through the completion of a 3D seismic shoot across the entire acreage. Permitting of the shoot has already begun and we anticipate commencing the survey shortly. Once processed and interpreted, it is the hope that multiple sand channels and many well locations will be identified. The first test well is planned for late October of this year. If successful, a multi well program is envisaged immediately thereafter. The operator of the project is S&W Oil & Gas, LLC of Wichita, Kansas.

Under the terms of the agreement, the Company has paid to S&W Oil & Gas, LLC of Wichita, Kansas as vendor of the play a total of $113,333.12 for land acquisition and leasing costs. The Company is obligated to fund its 50% Working Interest of the 3D seismic shoot totaling $216,666.64 that will include processing and interpretation as well as 50% of all future drilling costs. If a successful commercial oil well is established, the Company will receive an 81.5% Net Revenue Interest (NRI).

Details of the agreement will shortly be filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) IDEA database (formerly EDGAR).

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
American Petro-Hunter, Inc.
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Robert McIntosh
President & C.E.O.

To find out more about American Petro-Hunter, Inc. (OTCBB: AAPH), visit our website at www.americanpetrohunter.com

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